UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

Kansas City Southern

(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

(Address of principal executive office) (Zip Code)

(816) 983-1303

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Preferred Stock, Par Value $25 Per Share, 4%, Noncumulative	KSU	New York Stock Exchange
Common Stock, $.01 Per Share Par Value	KSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2020, Kansas City Southern (the “Company”), pursuant to an Underwriting Agreement dated April 20, 2020 (the “Underwriting Agreement”), among the Company, the guarantors named therein (the “Guarantors”) and BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters listed therein, issued and sold $550.0 million in aggregate principal amount of the Company’s 3.500% Senior Notes due 2050 (the “Notes”).

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-221537) previously filed with the Securities and Exchange Commission (the “Registration Statement”). The above description of the Underwriting Agreement is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 1.1, and incorporated herein by reference.

The Notes were issued pursuant to the Indenture dated as of December 9, 2015 (the “Base Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Eleventh Supplemental Indenture dated as of April 22, 2020 (the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee.

The Notes are unsecured senior obligations of the Company and are unconditionally guaranteed, jointly and severally, on an unsecured senior basis, by each of the Company’s current and future domestic subsidiaries that from time to time guarantees the Credit Agreement dated March 8, 2019, among the Company, the guarantors described therein, the lenders thereunder and the other parties thereto, as amended or supplemented from time to time, or any other debt of the Company or any of the Company’s significant subsidiaries that is a Guarantor (the “Guarantees”).

The Notes bear interest at a rate of 3.500% per annum. Interest on the Notes is payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2020, to persons who are the registered holders of the Notes on the immediately preceding April 15 and October 15. The Notes will mature on May 1, 2050.

The Indenture limits the ability of (i) the Company and the Guarantors to, among other things, create or permit liens or merge, consolidate or transfer substantially all of their assets and (ii) the Company to permit its subsidiaries that are not Guarantors to incur certain debt. In the event of a Change of Control Repurchase Event (as defined in the Eleventh Supplemental Indenture), the Company will be required to make an offer to each holder of Notes to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus accrued interest, if any, to, but excluding, the date of repurchase.

In addition, under the Indenture, the Notes may be declared immediately due and payable by the Trustee or the holders of at least 25% in aggregate principal amount of such Notes then outstanding if any of certain events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth in the Indenture, the events of default include the following:

•	the Company fails to pay the principal or any premium on a Note on its due date;

•	the Company fails to pay interest on any Note within 30 days of its due date;

•	the Company defaults in the performance of or breach of any covenant of the Indenture and such default continues for a period of 90 days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of such Notes;

•	certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Guarantor;

•	any Guarantee ceases to be in full force and effect or any Guarantor or person acting on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under the Indenture or any Guarantee and such default continues for a period of 10 days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of such Notes; and

•	the Concession Title (as defined in the Indenture) ceases to grant to Kansas City Southern de México, S.A. de C.V. (“KCSM”) the rights provided therein as of the date on which the Notes were originally issued under the Indenture and such cessation results in a material adverse effect on the Company and its subsidiaries taken as a whole; (x) the Concession Title is for any reason terminated (other than as a result of the expiration or termination of the Concession Title in June 2047 or, if extended, on any other expiration date pursuant to its terms) and not reinstated within 30 days or (y) the rights provided therein which were originally exclusive to KCSM become nonexclusive and the cessation of such exclusivity results in a material adverse effect on the Company and its subsidiaries taken as a whole; or the commandeering or repossession of the Northeast Rail Lines (as defined in the Indenture) for a period of 90 days or more.

The Company, at its option, may redeem the Notes in whole at any time or in part from time to time prior to November 1, 2049 (the date that is six months prior to the maturity date of the Notes) (the “Par Call Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes to be redeemed that would have been made if such Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current treasury rate, plus 35 basis points, plus accrued interest thereon to but excluding the redemption date. On or after the Par Call Date, the Notes may be redeemed, at the Company’s option, in whole or in part at any time and from time to time at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.

The above description of the terms of the Notes is qualified in its entirety by reference to the Indenture. A copy of the Eleventh Supplemental Indenture is attached hereto as Exhibit 4.1, and is incorporated herein by reference. The form of the Notes, which is included as part of the Eleventh Supplemental Indenture, is attached hereto as Exhibit 4.2, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On April 20, 2020, the Company issued a press release announcing the pricing of the offering of the Notes, as described above under Item 1.01 of this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also in connection with the offering, the Company is filing legal opinions regarding the validity of the Notes as Exhibits 5.1 and 5.2 to this Form 8-K with reference to, and incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated April 20, 2020, among the Company, the Guarantors and BofA Securites, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters listed therein.

4.1	Eleventh Supplemental Indenture, dated April 22, 2020, among the Company, the Guarantors and the Trustee.

4.2	Form of Notes representing 3.500% Senior Notes due 2050 (included in Exhibit 4.1).

5.1	Opinion of White & Case LLP.

5.2	Opinion of Husch Blackwell LLP.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

23.2	Consent of Husch Blackwell LLP (included in Exhibit 5.2).

99.1	Press release regarding the offering of Notes, dated April 20, 2020.

104	Cover page information from Kansas City Southern’s Current Report on Form 8-K filed on April 22, 2020, formatted in iXBRL (Inline Extensible Business Reporting Language) and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY SOUTHERN

By:	/s/ Adam J. Godderz
Name:	Adam J. Godderz
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: April 22, 2020